UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2022

Gevo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310
Englewood, CO 80112
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On June 5, 2022, Gevo, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors providing for the issuance and sale by the Company of 33,333,336 shares of the Company’s common stock at a price of $4.50 per share, accompanied by Series 2022-A warrants to purchase 33,333,336 shares of the Company’s common stock (each, a “Series 2022-A Warrant”) in a registered direct offering (the “Offering”).

The Series 2022-A Warrants are exercisable beginning on the date of issuance and will expire five years from the date of issuance, at an exercise price of $4.37 per share.

The net proceeds to the Company from the Offering are expected to be approximately $139.2 million, after deducting placement agent’s fees, advisory fees and other estimated offering expenses payable by the Company and assuming none of the Series 2022-A Warrants issued in the Offering are exercised for cash. The Company intends to use the net proceeds from the Offering to fund capital projects, working capital and for general corporate purposes.

The Offering was made pursuant to a prospectus supplement dated June 5, 2022, and a base prospectus dated January 19, 2021, which is part of a registration statement on Form S-3 (File No. 333-252229) that was filed with the Securities and Exchange Commission (the “Commission”) on January 19, 2021 and automatically became effective upon its filing with the Commission.

The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company.

The foregoing descriptions of the Series 2022-A Warrants and the Purchase Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of such documents, copies of which are attached as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The legal opinion and consent of Perkins Coie LLP relating to the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Series 2022-A Warrant.
5.1	Opinion of Perkins Coie LLP.
10.1	Form of Securities Purchase Agreement.
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: June 8, 2022	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
Vice President - General Counsel and Secretary